EXHIBIT "A"

                              CONSULTING AGREEMENT

     THIS AGREEMENT is entered into as of the 3rd day of December, 2004, by and between DERMISONICS, INC., a Nevada corporation ("DERMISONICS" or the "Company"), Four Tower Bridge, 200 Bar Harbor Drive, West Conshohocken, Pennsylvania 19428-2977, and GARY SCOTT, an individual whose address is Schumannstrasse 1, 81679 Munich, Germany ("SCOTT"), in accordance with the following terms and conditions:

                                    RECITALS:

     WHEREAS, DERMISONICS desires to engage SCOTT as an independent contractor and to retain his professional consulting services with respect to organization and structure, business strategy, product development, and product distribution, at the request and under the direction of the Chief Executive Officer of DERMISONICS, upon the terms and conditions hereinafter set forth; and

     WHEREAS, DERMISONICS desires to appoint SCOTT as the Chairman of DERMISONICS' Business Advisory Council; and

     WHEREAS, SCOTT desires to provide consulting services to DERMISONICS as are outlined in the foregoing recitals, as agreed to from time to time, and to serve as the Chairman of DERMISONICS' Business Advisory Council;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.   TERM.

     1.1 The term of this Agreement shall be 36 months, terminable by either party on 30 days' written notice. This Agreement shall terminate automatically upon the death of SCOTT.

     1.2 If DERMISONICS terminates this Agreement prior to June 30, 2005, all of the common stock purchase warrants referred to in Section 2 below shall immediately become exercisable.

2.   COMPENSATION; COMMITMENT OF TIME AND EFFORT; INDEPENDENT CONTRACTOR.

     2.1 In return for the consulting services to be provided hereunder, DERMISONICS shall issue to SCOTT a total of 2,300,000 common stock purchase warrants (the "Warrants") to purchase shares of the Company's common stock at a


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price of $2.00 per share, expiring on December 31, 2007. The Warrants shall vest and be exercisable in accordance with the following schedule: 575,000 Warrants shall be vested immediately, an additional 575,000 Warrants shall vest on December 31, 2004, an additional 575,000 Warrants shall vest on March 31, 2005, and the remaining 575,000 Warrants shall vest on June 30, 2005. If DERMISONICS terminates this Agreement prior to June 30, 2005, all of the unvested Warrants shall immediately become vested. If SCOTT terminates this Agreement prior June 30, 2005, any unvested Warrants shall be forfeit by him and be canceled. The Warrants, when vested, shall be transferable to third parties; however, in the event of SCOTT's death prior to the vesting of all of the Warrants, all unvested Warrants shall be exercisable by his estate.

     2.2 Further, in return for the consulting services to be provided hereunder, DERMISONICS shall pay to SCOTT a non-refundable retainer fee of $60,000.00 due and payable $30,000.00 at such time as DERMISONICS has raised $750,000 in new capital after the date hereof and $30,000.00 at such time as DERMISONICS raised a total of $1,000,000 in new capital after the date hererof. If DERMISONICS terminates this Agreement prior to June 30, 2005, all of the unpaid balance of the retainer fee referred to herein shall be immediately due and payable to SCOTT.

     2.3 SCOTT shall devote such productive business time to perform the tasks relating to the Business Advisory Council, organization and structure, business strategy, product development, and product distribution of DERMISONICS as are agreed to from time to time by the parties. SCOTT shall be responsible for giving his best efforts in the performance of the services, but shall determine the timing, method, detail, and means for the performance of such services. SCOTT may represent, perform services for, and be employed by such other clients as SCOTT sees fit so long as SCOTT performs such services as agreed to and so long as such other clients are not engaged in businesses in competition with DERMISONICS.

     2.4 SCOTT shall be responsible for the payment of all taxes as are required with respect to consulting fees for services paid by DERMISONICS to SCOTT as an independent contractor.

     2.5 SCOTT agrees to prepare a budget for his estimated expenses to be submitted to DERMISONICS from time to time for written approval by DERMISONICS of such expenses prior to SCOTT incurring them. SCOTT shall be reimbursed for all reasonable expenses incurred by SCOTT in connection with SCOTT's duties hereunder upon presentation by SCOTT to DERMISONICS of an expense report and adequate records or other documentation substantiating the expenditures, not less frequently than monthly. Any such amounts incurred but not approved shall be SCOTT's responsibility. The fact that DERMISONICS may not reimburse SCOTT for an expense is not an indication that the expense was not incurred on its behalf or in connection with DERMISONICS' business.

3.   COVENANT NOT TO COMPETE.


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     During this Agreement, SCOTT shall not, without the express written consent of DERMISONICS, engage in any activity competitive with and/or adverse to DERMISONICS's (whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation, or a trustee or fiduciary or any other representative of any other entity). However, SCOTT may make passive investments in companies which might be in a competitive business or have competitive business practices with that of DERMISONICS.


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4.   NON-TRANSFERABILITY.

     The performance of services under this Agreement shall not be transferable or assignable by SCOTT without the prior written consent of DERMISONICS, at its sole discretion.

5.   NOTICES.

     All notices, requests, demands and other communications provided for by this Agreement shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given at the time when mailed by commercial express mail service (e.g. FedEx, UPS, or DHL), addressed as stated above or to such changed address as such party may have fixed by notice.

6.   PARTIAL INVALIDITY.

     If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

7.   ENTIRE AGREEMENT.

     This Agreement supersedes any and all Agreements, whether oral or written, between the parties hereto, with respect to the engagement of SCOTT by DERMISONICS as a consultant and contains all of the covenants and Agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise with respect to such engagement not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by all the parties hereto.

8.   ATTORNEYS' FEES.

     If any action in law or equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' and technical consultants' fees and costs, which may be set by the court in the same action or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.

9.   GOVERNING LAW.


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     This  Agreement  will  be  governed by and construed in accordance with the laws of the State of Nevada, and venue for resolving any dispute concerning this Agreement will be exclusively in the County of Orange, State of California.


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10.  BINDING  NATURE.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.

DERMISONICS,  INC.


By:
   -------------------------------               -------------------------------
   Bruce H. Haglund, Chairman                    GARY M. SCOTT


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